Exhibit 28(o)(2) under Form N-1A

Exhibit (24) under Item 601/Regulation S-K

FEDERATED MDT EQUITY TRUST

UNANIMOUS CONSENT OF TRUSTEES

The undersigned, being all of the Trustees of Federated MDT Equity Trust (the "Trust"), hereby consent, in accordance with the laws of the state of Delaware and Article IV of the Declaration of Trust, to the adoption of the following resolution with the same effect as though it had been adopted at the meeting of the Trustees:

RESOLVED, that the Board hereby authorizes the Secretary and Assistant Secretaries of the Trust to sign in their place and stead, by power of attorney, the Registration Statement on Form N-1A relating to the proposed establishment of the Trust.

RESOLVED, that the following persons are hereby elected to serve as the Officers of the Trust for the respective terms provided for in the Bylaws of the Trust:

President (Principal Executive Officer):
J. Christopher Donahue

Treasurer (Principal Financial Officer):
Lori A. Hensler

Assistant Secretaries:
George F. Magera
Edward C. Bartley
Kary A. Moore
Peter J. Germain
Andrew G. Bonnewell

WITNESS the due execution hereof this 16th day of May, 2017.

J. Christopher Donahue /s/ J. Christopher Donahue	Peter E. Madden /s/ Peter E. Madden
John T. Collins /s/ John T. Collins	Charles F. Mansfield, Jr. /s/ Charles F. Mansfield, Jr.
John B. Fisher /s/ John B. Fisher	Thomas M. O’Neill /s/ Thomas M. O’Neill
G. Thomas Hough /s/ G/ Thomas Hough	P. Jerome Richey /s/ P. Jerome Richey
Maureen Lally-Green /s/ Maureen Lally-Green	John S. Walsh /s/ John S. Walsh